Notice of Annual Meeting of Shareholders
                                      of
                               WEIS MARKETS, INC.
                                 April 6, 1999






TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Corporation"), will be held on Tuesday, April 6, 1999, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801-0471, for the following purposes:

 1. To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of shareholders or until their respective successors have qualified.
 2. To approve the appointment of independent public accountants for the current fiscal year.
 3. To approve an amendment to the current 1995 Stock Option Plan.
 4. To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 5, 1999, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting or any adjournments or postponements thereof.

To assure your representation at the meeting, please sign and mail promptly the enclosed proxy, which is being solicited on behalf of the Corporation. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                         By order of the Board of Directors,


                                         WILLIAM R. MILLS
                                         Secretary of the Corporation

March 4, 1999
Sunbury, Pennsylvania

                               WEIS MARKETS, INC.
                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 1999
   This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Corporation"), to be held Tuesday, April 6, 1999, at 10:00 a.m., Eastern Standard Time, at the principal office of the Corporation, 1000 South Second Street, Sunbury, Pennsylvania 17801-0471, and the form of proxy enclosed with such notice.

                            SOLICITATION OF PROXIES
   The proxy form, which accompanies this statement, is being solicited on behalf of the Corporation. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about March 4, 1999.

   A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating
the revocation in writing.   This revocation should be directed to the Judge of
Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801-0471. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

   The Corporation will provide, without charge, on written request from security holders, copies of Form 10-K annual report.

     Expenses related to the solicitation of the proxies for the meeting and the handling and tabulation of proxies received, estimated at $27,000 in total, will be paid by the Corporation. Officers, directors, and regular employees of the Corporation may solicit proxies personally, by telephone or otherwise, from some shareholders, if proxies are not promptly received, for which they will not receive additional compensation. The Corporation may reimburse charges of banks, brokers, and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

                        YEAR 2000 SHAREHOLDER PROPOSALS
   Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Corporation's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 1, 1999.

                    MATTERS TO BE ACTED UPON AT THE MEETING
   As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:

 1. Seven directors will be elected at the meeting to hold office, subject to the Corporation by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
 2. A request for shareholder approval of the appointment of Ernst & Young LLP as the independent public accountants for the Corporation and its wholly owned subsidiaries.
 3. A request for shareholder approval to amend the 1995 Stock Option Plan (the "Plan"), increasing the aggregate number of shares allocable to any one employee, pursuant to one or more options, from 5,000 to 20,000 shares in any one calendar year, allowing for nonstatutory stock options to be granted under the Plan, and to make certain other conforming changes necessary to reflect current law as applicable to the Plan.
 4. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The Corporation's by-laws specify that any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the Corporation not later than the close of business on the sixtieth day prior to the anniversary date of the immediately preceding annual meeting of shareholders. Management does not intend to bring any other matters before the meeting, and does not know of any matter, which is eligible for action at the meeting.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
   The holders of Common Stock of the Corporation of record at the close of business February 5, 1999 will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a stockholder, or the stockholder's proxies, may vote the number of shares of stock owned by the stockholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the stockholder's shares of stock.

   Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.

   The number of outstanding shares of common stock is 41,755,813. The presence, in person or by proxy, of at least 20,877,907 shares will constitute a quorum.

   The following persons are known by the Corporation to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 5, 1999.

          Name and Address              Amount and Nature        Percent
                of                        of Beneficial            of
          Beneficial Owner                  Ownership             Class
     --------------------------       ---------------------      -------
     Robert F. Weis                   12,764,142    (1) (6)        30.6
       c/o Weis Markets, Inc.
       1000 South Second Street
       Sunbury, PA 17801-0471

     Michael M. Apfelbaum              6,771,863    (2) (6)        16.2
       43 South Fifth Street
       Sunbury, PA 17801

     Janet C. Weis                     4,088,908    (3)             9.8
       c/o Weis Markets, Inc.
       1000 South Second Street
       Sunbury, PA 17801-0471

     Ellen W. P. Wasserman             3,584,424    (4)             8.6
       c/o Weis Markets, Inc.
       1000 South Second Street
       Sunbury, PA 17801-0471

     Sidney Apfelbaum                  2,584,414    (5) (6)         6.2
       43 South Fifth Street
       Sunbury, PA 17801

     Mellon Bank Corporation          16,972,201    (6)            40.6
       One Mellon Bank Center
       Pittsburgh, PA  15258

1. Of the total 12,764,142 shares listed, Robert F. Weis has sole voting and investment power as to all. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank Corporation and Robert
   F. Weis as co-trustees.

2. Of the total 6,771,863 shares listed, Michael M. Apfelbaum has sole voting power as to 23,976, sole voting and investment power as to 88, and shared voting and investment power as to 6,747,887. The aggregate amount includes 1,717,705 shares held in the Residuary Trust of Sigmund Weis, 3,798,427 shares held in the Claire G. Weis Deed of Trust and 1,228,798 shares in the Residuary Trust of Claire Elizabeth Degenstein.

3. Of the total 4,088,908 shares listed, Janet C. Weis has sole voting and investment power as to 3,219,580, and shared voting and investment power as to 869,328.

4. Of the total 3,584,424 shares listed, Ellen W. P. Wasserman has sole voting and investment power as to all.

5. Of the total 2,584,414 shares listed, Sidney Apfelbaum has sole voting power as to 37, shared voting power as to 2,565,877, sole investment power as to 787, and shared investment power as to 2,583,627. The aggregate amount includes 2,435,497 shares held in the Charles B. Degenstein Foundation Charitable Deed of Trust, with Mellon Bank Corporation and Sidney Apfelbaum as co-trustees.

6. Of the total 16,972,201 shares listed, Mellon Bank Corporation has sole voting power as to 724,668, shared voting power as to 9,461,697, sole investment power as to 745,987, and shared investment power as to 16,216,764. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank Corporation and Robert F. Weis as co-trustees (footnote 1), 1,717,705 shares held in the Residuary Trust of Sigmund Weis, 3,798,427 shares held in the Claire G. Weis Deed of Trust with Mellon Bank Corporation and Michael M. Apfelbaum as co-trustees, and 1,228,798 shares in the Residuary Trust of Claire Elizabeth Degenstein (footnote 2) and 2,435,497 shares held in the Charles B. Degenstein Foundation Charitable
   Deed of Trust, with Mellon Bank Corporation and Sidney Apfelbaum as co-trustees (footnote 5).

                             ELECTION OF DIRECTORS
   The following is a concise statement of information concerning directors proposed by the Corporation as nominees, together with certain other information with respect to such nominees:

                                                                         Shares of Stock
                                                                             of the
                                Period                                    Corporation       Percent
                                  of               Principal           Beneficially Owned     of
         Name           Age  Directorship          Occupation          on February 5, 1999   Class
  --------------------  ---  ------------  --------------------------  -------------------  -------
  Robert F. Weis        79       1947           Chairman of the             12,764,142        30.6
                               to date         Board & Treasurer

  Norman S. Rich        61       1991           President                       22,373         *
                               to date

  William R. Mills      42       1996        Vice President Finance              2,000         *
                               to date            & Secretary

  Jonathan H. Weis      31       1996       Vice President Property             87,563         *
                               to date     Management and Development

  Michael M. Apfelbaum  38      1996          Partner, Apfelbaum             6,771,863        16.2
                               to date      Apfelbaum & Apfelbaum
                                              Attorneys at Law

  Joseph I. Goldstein   56      1995       Partner, Crowell & Moring            10,097         *
                               to date        Attorneys at Law

  Richard E. Shulman    59      1994               President                       216         *
                               to date         Industry Systems
                                                Development Co.

  All 14 Directors and
  Officers as a Group                                                       19,710,770        47.2

* Owns less than 1% of class.

  Robert F. Weis. The Corporation has employed Mr. Weis since 1946. Mr. Weis served as Vice President-Treasurer from 1961 through August of 1994 at which time he was appointed Co-Chairman & Treasurer. In January of 1995, Mr. Weis was appointed Chairman & Treasurer. Robert F. Weis is the father of Director, Jonathan H. Weis. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of the Sunbury Community Hospital.

  Norman S. Rich. The Corporation has employed Mr. Rich since 1964. Mr. Rich served as Vice President-Store Operations from 1980 until April 5, 1992, when he became Vice President-Secretary of the Corporation. During the year 1994, Mr. Rich became President of the Corporation. Mr. Rich has been a member of the Board of Directors since 1991. Mr. Rich also serves as a Chairman of the Board of Trustees of Evangelical Community Hospital.

  William R. Mills. The Corporation has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance from 1992 through January 26, 1995, at which time he became Vice President Finance & Secretary of the Corporation. Mr. Mills has been a member of the Board of Directors since 1996.

  Jonathan H. Weis. The Corporation has employed Mr. Weis since 1989. Mr. Weis served the Corporation in various capacities, including Director of Property Management and Development, until July 8, 1996, at which time he was appointed as Vice President Property Management and Development. Jonathan H. Weis is the son of Director, Robert F. Weis. Mr. Weis has been a member of the Board of Directors since 1996.

  Michael M. Apfelbaum. Mr. Apfelbaum is engaged in the private practice of law as a Partner with the firm of Apfelbaum, Apfelbaum & Apfelbaum. Mr. Apfelbaum serves as Co-Counsel for the Charles B. Degenstein Foundation and as City Solicitor to the City of Sunbury. Mr. Apfelbaum has been a member of the Board of Directors since 1996.

  Joseph I. Goldstein. Mr. Goldstein is engaged in the private practice of law as a Partner with the firm of Crowell & Moring, Washington, D.C. Prior to joining the firm in 1995, he was an Associate Director of the Division of Enforcement, United States Securities and Exchange Commission. Mr. Goldstein has been a member of the Board of Directors since 1995.

  Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development, Co., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

  The Corporation believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees. The Corporation has no nominating committee.

                           COMPENSATION OF DIRECTORS
  Standard Arrangements: With respect to fiscal 1998, all non-employee Directors received an annual retainer of $16,000, and an additional $1,000 for each regular meeting attended. The Corporation's Board held four regular meetings during 1998. Messrs. Michael M. Apfelbaum, Joseph I. Goldstein and Richard E. Shulman attended all four of the regular meetings and each received $20,000 in total compensation for their participation. All other directors attended the regular meetings without remuneration.

  The Audit Committee: The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and reviews the adequacy of the Corporation's internal accounting controls. The 1998 Audit Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph I. Goldstein and Richard E. Shulman. Mr. Shulman served as Chairman of the Audit Committee. Each non-employee member of the Audit Committee receives $700 for each audit committee meeting attended. During fiscal 1998, all three non-employee committee members attended all four of the Audit Committee meetings held and were compensated $2,800 each for their participation.

  The Compensation Committee: The Compensation Committee is responsible for developing policies and making specific recommendations about compensation of officers, including Robert F. Weis in his capacity as Chairman of the Board & Treasurer. The 1998 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph I. Goldstein, Richard E. Shulman and Robert F. Weis. Mr. Weis served as Chairman of the Compensation Committee. Each non-employee Director of the Compensation Committee received an annual retainer of $700 for their participation. The Compensation Committee held one meeting during the fiscal year and all members attended.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  The 1998 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Joseph I. Goldstein, Richard E. Shulman and Robert
F. Weis. Robert F. Weis is an officer of the Corporation. Messrs. Apfelbaum, Goldstein and Shulman were not officers or employees of the Corporation or had any relationship with the Corporation requiring disclosure under the Securities and Exchange Commission regulations.

  Other Arrangements: Mr. Richard E. Shulman, a director of the Corporation, is President of Industry Systems Development, Co. Upon management's request, Mr. Shulman's firm provided consulting services to the Corporation during 1998. Mr. Michael M. Apfelbaum, a director of the Corporation, is a partner in the legal firm of Apfelbaum, Apfelbaum and Apfelbaum. Upon management's request, Mr. Apfelbaum's firm provided legal services to the Corporation during 1998. Remuneration received by Messrs. Apfelbaum and Shulman for services rendered to the Corporation was not material to the registrant or to the directors' firms.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  The Executive Compensation Committee of the Board of Directors believes that the primary objective of the Corporation's executive compensation policies should be to attract and retain qualified executives, which is critical to the on-going success of the Corporation. The executive compensation program is based upon factors that are subjective in nature and are in the best interests of the Corporation and ultimately the shareholders. The Committee's primary objective is achieved by providing appropriate compensation and incentives that are competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Corporation. The Committee recognizes the fact that the Corporation is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market.

  The Committee, through a review process with the President's written evaluation of executives other than the Chairman and the President, subjectively evaluates the performance of senior management. The reports include a review of each executive's performance for the most recent fiscal year. In addition, senior management is orally evaluated by the President as to their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Corporation in the industry. These evaluations include qualitative factors such as the individuals decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. Although executive compensation is not specifically related to corporate performance, the overall performance of the Corporation is a consideration in determining executive compensation. The Chairman and President reported that the executives substantially met their objectives during the most recent fiscal year. The Committee determined the President's compensation based on subjective and qualitative considerations, which include the overall financial and operational success of the Corporation.

  Employment and Severance Agreements. The Committee notes that the President and Vice President Finance & Secretary have employment agreements with the Corporation. These agreements specify the terms of employment, including pay factors through the year 2004. The agreements provide that employment shall be at will, but if employment is terminated without cause, or the officer resigns for good reason, the officer shall receive his remaining salary and all benefits payable under the agreement. The agreements include a covenant not to compete clause, which is limited by time and geography. The Committee believes that the employment agreements are in the best interest of both the Corporation and the two officers, since it helps to assure continued leadership for the Corporation and job security to the officers.

Respectfully submitted by the Executive Compensation Committee,

Robert F. Weis     Michael M. Apfelbaum  Joseph I. Goldstein  Richard E. Shulman
Committee Chairman

  Executive Compensation - The following table sets forth, with respect to the last three completed fiscal years, the compensation of the current Chairman of the Board & Treasurer, the President of the Corporation and the next three highest compensated executive officers of the Corporation in 1998. The determination as to which executive officers to include in the table are based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

                          SUMMARY COMPENSATION TABLE
                                                                  Long Term
                                                                 Compensation
                                   Annual Compensation              Awards
                            ----------------------------------   ------------
                                                                  Securities
                                                  Other Annual    Underlying    All Other
 Name and Principal           Salary     Bonus    Compensation     Options /   Compensation
     Position         Year     ($)        ($)         ($)          SARs (#)        ($)
--------------------  ----  ----------  --------  ------------  -------------  ------------
Robert F. Weis        1998    500,000        --          --        -- /   --      4,824
Chairman of the       1997    460,000        --          --        -- /   --      5,319
Board & Treasurer     1996    460,000        --          --        -- /   --      5,282

Norman S. Rich        1998    380,000     5,700      17,833     2,789 / 7,500    26,349
President             1997    350,000     5,355       4,125     3,000 / 6,000    27,134
                      1996    312,500     4,779      10,500     3,000 / 3,000    19,193

Leslie H. Knox        1998    191,167     2,868       3,567     2,789 / 1,500     6,224
Vice President        1997    182,917     2,799       1,375     3,000 / 1,200     6,923
Merchandising         1996    177,083     2,738       3,500     3,000 / 1,000     4,715

William R. Mills      1998    175,500     2,633       8,917     2,000 / 3,000    13,239
Vice President        1997    160,500     2,456       2,750     2,000 / 3,000    13,719
Finance & Secretary   1996    128,000     1,958       5,250     1,000 / 2,000    12,912

Walter B. Bruce       1998    122,583     1,839       6,242       300 / 2,000    12,220
Vice President        1997    117,667     1,800       2,475       300 / 2,100    12,315
Private Label         1996    113,667     1,757       5,250       300 / 1,800    10,437

  "Other Annual Compensation" consists solely of payments on stock appreciation rights. There are no perquisites to report. "All Other Compensation" consists of the vested and non-vested benefits in the profit sharing, employee stock bonus, supplemental retirement and retirement benefit savings plans. The current year retirement amounts were estimated by outside actuaries for purposes of this report.

  Stock Appreciation Rights. The Corporation maintains a Stock Appreciation Rights program for certain of its officers and other key executives. Under this program, participants are granted rights equivalent to shares of Corporation stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

  Stock Options. The Corporation has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Corporation's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. The following table contains all material information concerning stock options and stock appreciation rights granted to the named executives in the fiscal year ended December 26, 1998.

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                        Potential Realizable
                                                                          Value at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                          Appreciation for
                Individual Grants                                           Option Terms
----------------------------------------------------------------------  ---------------------
                     Number of     % of Total
                     Securities   Options/SARs  Exercise
                     Underlying    Granted to    or Base
                    Options/SARs  Employees in    Price    Expiration
       Name         Granted (#)    Fiscal Year  ($/Share)     Date        5% ($)     10% ($)
------------------  ------------  ------------  ---------  -----------  ----------  ---------
Norman S. Rich          2,789         18.0%      34.3125    8/01/2008     60,184     152,517
                        7,500         17.2%      34.3125    8/01/1999     12,867      25,734

Leslie H. Knox          2,789         18.0%      34.3125    8/01/2008     60,184     152,517
                        1,500          3.4%      34.3125    8/01/1999      2,573       5,147

William R. Mills        2,000         12.9%      34.3125    8/01/2008     43,158     109,371
                        3,000          6.9%      34.3125    8/01/1999      5,147      10,294

Walter B. Bruce           300          1.9%      34.3125    8/01/2008      6,474      16,406
                        2,000          4.6%      34.3125    8/01/1999      3,431       6,863

  The following table summarizes stock options and stock appreciation rights exercised during 1998 and presents the value of unexercised options and stock appreciation rights held by the named executives at fiscal year end. The closing price of the stock at the fiscal year end was $37.3125.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                               Number of
                                                              Securities        Value of
                                                              Underlying      Unexercised
                                                              Unexercised     In-the-Money
                                                             Options/SARs     Options/SARs
                                                            at FY-End (#)    at FY-End ($)

                             Shares Acquired     Value       Exercisable/     Exercisable/
       Name          Type    on Exercise (#)  Realized ($)  Unexercisable    Unexercisable
------------------  -------  ---------------  ------------  --------------  ---------------
Norman S. Rich      Options       1,000          11,250     14,359 /     0  96,488 /      0
                     SARs         6,000          17,833          0 / 7,500       0 / 22,500

Leslie H. Knox      Options           -               -     12,359 /     0  72,363 /      0
                     SARs         1,200           3,567          0 / 1,500       0 /  4,500

William R. Mills    Options           -               -      6,000 /     0  31,500 /      0
                     SARs         3,000           8,917          0 / 3,000       0 /  9,000

Walter B. Bruce     Options           -               -      2,150 /     0  17,303 /      0
                     SARs         2,100           6,242          0 / 2,000       0 /  6,000

                                RETIREMENT PLANS

  Profit Sharing Plan. The Corporation maintains, at its sole expense, a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Corporation. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

  Employee Stock Ownership Plan. The Corporation maintains, at its sole expense, an Employee Stock Ownership Plan for certain salaried employees. The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Corporation. Eligible employees become participants at the beginning of the plan year following the two-year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion.

  The entire contribution is applied toward the purchase of the Corporation's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Vested interests in plan assets are distributed to participants upon reaching the applicable retirement age.

  Retirement Savings Plan. The Corporation maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue Code. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a semi-annual basis, the Corporation contributes into the plan at the rate of 25% of the employees first 4% of elective deferral. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

  Supplemental Retirement Plans. The Corporation maintains a non-qualified supplemental retirement plan for certain of its officers. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Robert F. Weis would be $408,542 if he had retired as of the date of this Proxy.

  The Corporation also maintains a second non-qualified supplemental retirement plan for certain of its employees. This Plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. Participants in this plan are excluded from participation in the qualified Profit Sharing or Employee Stock Ownership plans. The Board of Directors annually determines the amount of the allocation to the Plan at its sole discretion. The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after 7 years of service with the Corporation. Benefits are distributed among participants upon reaching the applicable retirement age. Substantial risk of benefit forfeiture does exist for participants in this Plan.

                         SHAREHOLDER RETURN PERFORMANCE
  The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry, (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc., common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                       COMPARATIVE FIVE-YEAR TOTAL RETURNS


          Note: A graph is inserted in this area of the actual
                Proxy Statement mailed to our shareholders, which depicts the five-year total return described above.

                   1993    1994    1995    1996    1997    1998
                  ------  ------  ------  ------  ------  ------
  Weis Markets    100.00   92.01  110.96  128.82  145.66  166.33
  S&P 500         100.00  101.60  139.71  172.18  229.65  294.87
  Peer Group      100.00  108.92  141.29  195.29  274.54  417.81

  The following line graph, generated from information provided by Value Line, Inc., compares net income as a percentage of sales, between the Corporation and its Peer Group. This graph highlights the ability of management to generate more income per sale than the average grocery chain over the years, thus increasing net worth for its shareholders.

                    COMPARATIVE TEN-YEAR INCOME PERCENTAGES


          Note: A graph is inserted in this area in the actual Proxy
                Statement mailed to our shareholders depicting the ten-year comparative income percentages described above. The table below represents the numerical presentation of the graph. The numerical table is not included in the actual Proxy Statement mailed to our shareholders.


                1989  1990  1991  1992  1993  1994  1995  1996  1997 1998
               ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Weis Markets   6.97% 6.82% 6.23% 5.64% 5.06% 4.90% 4.82% 4.50% 4.30% 4.48%
Peer Group      .78% 1.19% 1.15%  .85% 1.09% 1.45% 1.78% 1.88% 1.20% 1.70%

                APPROVAL OF AMENDMENTS TO 1995 STOCK OPTION PLAN
  The Board of Directors approved amendments to the 1995 Stock Option Plan (the "Plan") on October 19, 1998. The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for approval of the amendments to the Plan. The Board recommends that the shareholders vote "FOR" ratification of proposal number three.

  The principal features of the Plan amendments are summarized below. The full text of the amended and restated Plan is set forth as Exhibit 10-D in the annual Form 10-K filing with the Securities and Exchange Commission.

  Amendments to the 1995 Plan: The Plan was amended to provide for the grant of nonstatutory stock options, which are stock options that do not qualify under
Section 422 of the Internal Revenue Code of 1986. The tax consequences of nonstatutory stock options are described below. The option price for each stock option will be the fair market value of the Common Stock on the date the stock option is granted. Fair market value, for this purpose, will generally be the mean between the publicly reported high and low sale prices per share of the Common Stock for the date as of which fair market value is to be determined. Options may be exercised immediately after grant, but may not be exercised after the expiration of ten years from the date of grant. The nonstatutory stock options may be granted to employees, including officers and directors who are employees, at the discretion of the Committee administering the Plan. The exercise price and the number of shares that may be purchased will be subject to adjustment to protect against dilution in certain events.

  The Plan was also amended to provide that no more than 20,000 shares may be granted to any one individual during any calendar year, increased from the prior limit of 5,000 shares. Additionally, certain conforming changes were made throughout the Plan, generally to reflect changes in the law since the Plan was adopted.

  Federal Income Tax Consequences: The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of nonstatutory stock options under present law.

  An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the amount by which the fair market value of the shares received exceeds the option price will be treated as compensation received by the optionee in the year of exercise. The fair market value of the shares received is determined as of the date of exercise.

  The Corporation generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

                              Plan Benefits Table

  The following numbers of options were granted to the following persons or groups of persons under the Plan in 1998.

                        Name                  Granted (#)
        ------------------------------------  -----------
        Norman S. Rich                           2,789
        Leslie H. Knox                           2,789
        William R. Mills                         2,000
        Walter B. Bruce                            300

        Executive Group                          9,378

        Non-Executive Directors                      0

        Non-Executive Officer Employee Group     6,100


                             APPROVAL OF AUDITORS
  Subject to ratification by the shareholders, the Board of Directors of the Corporation has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Corporation for the fiscal year 1999. Representatives of the firm of Ernst & Young LLP will be on premise during the Annual Meeting of Shareholders, but will not be present at the meeting to answer questions. The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification of proposal number two.



                                           By order of the Board of Directors,



                                           WILLIAM R. MILLS
                                           Secretary of the Corporation

Dated: March 4, 1999

                                  APPENDIX A

                                  PROXY CARD

FRONT SIDE OF PROXY CARD:
------------------------------------------------------------------------------
1. Election of Directors Nominees  Robert F. Weis
                                   Norman S. Rich
                                   Richard E. Shulman
                                   Joseph I. Goldstein
                                   Jonathan H. Weis
                                   Michael M. Apfelbaum
                                   William R. Mills

2. Proposal to approve the appointment of Ernst & Young LLP as the independent public accountants of the corporation.

------------------------------------------------------------------------------

REVERSE SIDE OF PROXY CARD:
------------------------------------------------------------------------------
                                 WEIS MARKETS, INC.
                              1000 South Second Street
                             Sunbury Pennsylvania 17801

                     THIS PROXY IS SOLICITED ON BEHALF OF THE ISSUER

 The undersigned hereby appoints Robert F. Weis and Norman S. Rich, and each of them, with the power of substitution, the proxies, to vote as designated on the reverse side, all the shares which the undersigned held on record February 5, 1999 at the Annual Meeting of the stockholders at the above address at 10:00 a.m. on April 6, 1999 and any adjournment thereof.

 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

 The shares represented by this proxy, duly executed, will be voted. In the event instructions are given in the spaces provided, they will be voted in accordance therewith; If no direction is made, this proxy will be voted FOR all the nominees listed and proposals 2 and 3. If necessary, cumulative voting rights will be exercised to secure the election of as many as possible of the Board of Directors' nominees.